Exhibit 99.1

Internap Reports Fourth Quarter and Full-Year 2011 Financial Results

●	2011 revenue of $244.6 million, fourth quarter revenue of $62.8 million;

●	Highest annual and quarterly segment profit1, segment margin1, adjusted EBITDA2, and adjusted EBITDA margin2 in the history of the company:

-	2011 segment margin of 50.8 percent, fourth quarter segment margin of 52.4 percent;

-	2011 adjusted EBITDA of $43.4 million; fourth quarter adjusted EBITDA of $12.6 million;

-	2011 adjusted EBITDA margin of 17.7 percent; fourth quarter adjusted EBITDA margin of 20.1 percent;

●	25,000 square feet of premium, company-controlled data center space deployed in 2011;

●	Completes acquisition of enterprise hosting and cloud services provider Voxel.

ATLANTA, GA – (February 23, 2012) Internap Network Services Corporation (NASDAQ: INAP), a leading provider of IT infrastructure services, today announced financial results for the fourth quarter and full-year 2011.

“We are pleased with our solid 2011 fourth quarter financial results as evidence of the purposeful execution of our strategic plan.  Continued revenue growth combined with record adjusted EBITDA, both quarterly and full-year, was underpinned by healthy performance from the company-controlled colocation and managed hosting product lines,” said Eric Cooney, President and Chief Executive Officer of Internap.   “As we look forward into 2012, the acquisition of enterprise Cloud/Hosting provider Voxel, the scheduled opening of our Los Angeles datacenter and the expansion of our Atlanta datacenter provide compelling opportunities to accelerate the profitable growth of our IT Infrastructure Services business.”

Fourth Quarter and Full-Year 2011 Financial Summary

	Fourth Quarter			Full Year
	2011	2010	Growth	2011	2010	Growth
Revenues:
Data center services	$35,316	$31,732	11%	$133,453	$128,200	4%
IP services	27,484	28,227	-3%	111,175	115,964	-4%
Total Revenues	$62,800	$59,959	5%	$244,628	$244,164	0%

Operating Expenses	$63,739	$59,720	7%	$248,551	$245,060	1%

GAAP Net Income (Loss)	$4,198	$(429)	n/m	$(1,702)	$(3,622)	n/m

Normalized Net Income (Loss)2	$269	$861	-69%	$(1,026)	$2,418	n/m

Segment Profit	$32,876	$29,451	12%	$124,318	$116,741	6%
Segment Profit Margin	52.4%	49.1%	330 BPS	50.8%	47.8%	300 BPS

Adjusted EBITDA	$12,605	$10,282	23%	$43,356	$39,230	11%
Adjusted EBITDA Margin	20.1%	17.1%	300 BPS	17.7%	16.1%	160 BPS

n/m = not meaningful

Revenue

●
Revenue for the full-year 2011 was $244.6 million compared with $244.2 million in 2010.  Annual revenue growth attributable to our Data center services segment was largely offset by a decline in IP services.  Revenue for the fourth quarter 2011 totaled $62.8 million, an increase of 5 percent year-over-year and 1 percent compared with the third quarter of 2011.  Quarterly revenue from Data center services increased year-over-year and sequentially.  IP services revenue in the quarter decreased year-over-year and compared with the third quarter of 2011.

●
Data center services revenue for the full-year 2011 increased by 4 percent to $133.5 million.  Fourth quarter Data center services revenue was $35.3 million, up 11 percent compared with the fourth quarter of 2010 and 4 percent over the third quarter of 2011.  The annual increase was partially offset by our completed program to proactively churn certain less profitable customer contracts in partner data center sites which impacted first quarter 2011 revenue due to the timing of contracts exited in the fourth quarter of 2010.  Revenue growth in managed hosting and core colocation also drove the majority of the sequential quarterly segment improvement.

●
In IP services, revenue for the full-year 2011 decreased $4.8 million to $111.2 million.  Fourth quarter 2011 IP services revenue totaled $27.5 million, a decrease of 3 percent compared with the fourth quarter of 2010 and 2 percent sequentially.  Increased IP traffic only partly offset reductions in IP pricing for new and renewing customers and losses of legacy contracts at higher effective prices.

Net (Loss) Income

●
GAAP net loss was $(1.7) million, or $(0.03) per share for the full-year 2011 compared with GAAP net loss of $(3.6) million, or $(0.07) per share in 2010.  GAAP net income in the fourth quarter was $4.2 million, or $0.08 per share.  The increase in GAAP net income was driven by a $6.1 million partial release of a deferred tax asset which occurred upon completion of our acquisition of Voxel.

●
Normalized net income (loss)2, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $(1.0) million, or $(0.02) per share for the full-year 2011. Normalized net income for the full-year 2010 totaled $2.4 million, or $0.05 per share. Normalized net income in the fourth quarter 2011 was $0.3 million, or $0.01 per share.  Both full-year and fourth quarter 2011 normalized net income exclude the benefit from partial release of the deferred tax asset noted above.

Segment Profit and Adjusted EBITDA

●
Total segment profit in 2011 was $124.3 million, an increase of $7.6 million, or 6 percent over the prior year.  Total segment profit in the fourth quarter increased 12 percent compared with the fourth quarter 2010 and 5 percent sequentially to $32.9 million.  Annual segment margin was 50.8 percent in 2011, an increase of 300 basis points over 2010.  Fourth quarter 2011 segment margin was 52.4 percent, up 330 basis points year-over-year and 200 basis points compared with the third quarter of 2011.

●
Annual Data center services segment profit grew 20 percent over 2010 to $54.5 million.  Fourth quarter segment profit in data center services was $15.2 million, up 24 percent compared with the fourth quarter of 2010.  Data center services segment profit margin in 2011 totaled 40.9 percent and fourth quarter 2011 data center services segment margin was 42.9 percent. These figures represent the highest annual and quarterly Data center segment profit and margin levels in the history of the company.  More higher-margin company-controlled colocation and managed hosting revenue benefited Data center services segment margin compared with the full-year and fourth quarter of 2010.  Sequentially, lower power costs and increased core colocation and managed hosting revenue drove Data center services segment profit and margin higher.

●
IP services segment profit for the full-year and the fourth quarter 2011 was $69.8 million and $17.7 million, respectively.  IP Segment profit in 2011 fell 2 percent due to lower revenue.  For the fourth quarter of 2011, network consolidation and vendor management initiatives more than offset lower revenue, driving year-over-year and sequential increases in IP services segment profit.  IP services segment margin in 2011 was 62.8 percent; in the fourth quarter of 2011 it totaled 64.5 percent.

●
Full-year 2011 adjusted EBITDA was $43.4 million, the highest annual adjusted EBITDA in the company’s history.  Fourth quarter 2011 adjusted EBITDA increased 23 percent year-over-year and 12 percent sequentially to $12.6 million; also a record quarterly level.  Adjusted EBITDA margin was 17.7 percent in 2011 and 20.1 percent in the fourth quarter of 2011, representing year-over-year increases of 160 basis points and 300 basis points, respectively.  Sequentially, fourth quarter Adjusted EBITDA margin increased 190 basis points. The year-over-year increases in adjusted EBITDA were driven by higher segment profit, partially offset by higher cash operating expenses.

Balance Sheet and Statement of Cash Flows

●	Cash and cash equivalents totaled $29.8 million at December 31, 2011. Total debt, net of discount, was $99.4 million at the end of the quarter, including $41.1 million in capital lease obligations.

●	Cash generated from operations for the twelve months ended December 31, 2011 was $28.6 million. Capital expenditures over the same period were $68.6 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●
On December 30, 2011, we completed the acquisition of Voxel Holdings, Inc., a provider of scalable hosting and cloud services for the enterprise, in an all cash transaction valued at approximately $30 million plus an additional potential $5 million in cash tied to the delivery of specific objectives during the next two years.

●	As of December 31, 2011, we had approximately 3,700 customers, which included 1,000 Voxel hosting customers.

●
In December, we amended our credit facility to increase borrowing capacity by $40 million, bringing our total bank facility to $119 million.  The total amended facility is comprised of a revolver of $60 million and a term loan of $59 million at a rate of LIBOR plus 350 basis points.

●
With a 10-month design and construction process complete, we opened our Dallas/Fort Worth premium data center in December.  This facility will total 55,000 net sellable square feet at full deployment and features the latest in data center design techniques including in-row cooling options and close coupled liquid cooling solutions that enable high-density configurations of up to 12kW per rack.

●
After Internap was named to the InformationWeek 500 List of Top Technology Innovators Across America in September, IDG Computerworld honored us in October as one of its 12 top Green IT vendors for 2011.

●
The U.S. Green Building Council recently awarded Leadership in Energy and Environmental Design (LEED) Silver certification to our Santa Clara data center. In addition to receiving LEED certification, this facility became the first commercial data center in the U.S. to achieve the Green Building Initiative’s Green Globe® certification in June 2011.

1
Segment profit is a non-GAAP financial measure and is defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Segment Profit is contained in the table entitled “Segment Profit and Segment Margin.”

2
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

Conference Call Information:

Our fourth quarter and full-year 2011 conference call will be held today at 5:00 p.m. EST. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of our web site at http://ir.internap.com/events.cfm.  The call can also be accessed by dialing 866-515-9839.  International callers should dial 631-813-4875.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, February 23, 2012 at 8 p.m. EST through Wednesday, February 29, 2012 at 855-859-2056 using the replay code 48800437. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Transform your IT Infrastructure into a competitive advantage with IT IQ from Internap, intelligent IT Infrastructure solutions that combine unmatched performance and platform flexibility. Since 1996, thousands of enterprises have entrusted Internap to deliver their online applications across our portfolio of connectivity, colocation, managed hosting, cloud and hybrid services. For more information, visit our blog at http://www.internap.com/blog, or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements include statements related to the benefits we expect from the acquisition of Voxel and the opening and expansions of company-controlled data centers and our expectations regarding our ability to accelerate profitable growth. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to increase revenues and sustain or grow our customer base; our ability to expand margins and drive higher returns on investment; our ability to fill our data center space; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Internap undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Data center services	$35,316	$31,732	$133,453	$128,200
Internet protocol (IP) services	27,484	28,227	111,175	115,964
Total revenues	62,800	59,959	244,628	244,164

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	20,164	19,529	78,907	82,761
IP services	9,760	10,979	41,403	44,662
Direct costs of customer support	5,387	5,282	21,278	19,861
Direct costs of amortization of acquired technologies	875	874	3,500	3,811
Sales and marketing	6,837	7,655	29,715	29,232
General and administrative	9,041	7,312	33,952	33,048
Depreciation and amortization	10,458	7,770	36,926	30,158
Loss on disposal of property and equipment, net	-	109	37	116
Restructuring and impairments	1,217	210	2,833	1,411

Total operating costs and expenses	63,739	59,720	248,551	245,060

Loss from operations	(939)	239	(3,923)	(896)

Non-operating expense (income):
Interest expense	1,014	731	3,701	2,170
Interest income	-	-	-	(64)
Other, net	57	24	165	64
Total non-operating expense (income)	1,071	755	3,866	2,170

Loss before income taxes and equity in (earnings) of
equity method investment	(2,010)	(516)	(7,789)	(3,066)
Benefit (provision) for income taxes	(6,066)	32	(5,612)	952
Equity in (earnings) of equity-method investment, net of taxes	(142)	(119)	(475)	(396)

Net income (loss)	$4,198	$(429)	$(1,702)	$(3,622)

Basic and diluted net income (loss) per share	$0.08	$(0.01)	$(0.03)	$(0.07)

Weighted average shares outstanding used in computing
basic net income (loss) per share	50,229	50,061	50,422	50,467

Weighted average shares outstanding used in computing
diluted net income (loss) per share	50,679	50,061	50,422	50,467

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	December 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$29,772	$59,582
Accounts receivable, net of allowance for doubtful accounts of $1,668 and $1,883, respectively	18,539	17,588
Prepaid expenses and other assets	13,270	11,217
Total current assets	61,581	88,387

Property and equipment, net	198,369	142,289
Investment in joint venture	2,936	2,265
Intangible assets, net	26,886	14,698
Goodwill	59,471	39,464
Deposits and other assets	5,371	3,600
Deferred tax asset, net	2,096	2,439
Total assets	$356,710	$293,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,746	$25,383
Accrued liabilities	9,152	8,975
Deferred revenues	2,475	3,268
Revolving credit facility	100	-
Capital lease obligations	2,154	1,071
Term loan, less discount of $206 and $116, respectively	2,794	884
Restructuring liability	2,709	2,691
Other current liabilities	151	135
Total current liabilities	41,281	42,407

Deferred revenues	2,323	2,134
Capital lease obligations	38,923	19,139
Term loan, less discount of $367 and $328, respectively	55,383	18,422
Accrued contingent consideration	4,626	-
Restructuring liability	4,884	5,273
Deferred rent	16,099	16,655
Other long-term liabilities	1,021	501
Total liabilities	164,540	104,531

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 52,528 and 52,017 shares
outstanding, respectively	53	52
Additional paid-in capital	1,235,554	1,229,684
Treasury stock, at cost; 231 and 115 shares, respectively	(1,266)	(520)
Accumulated deficit	(1,041,872)	(1,040,170)
Accumulated items of other comprehensive loss	(299)	(435)
Total stockholders' equity	192,170	188,611
Total liabilities and stockholders' equity	$356,710	$293,142

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(1,702)	$(3,622)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,426	33,969
Loss on disposal of property and equipment, net	37	116
Impairment of capitalized software	526	-
Stock-based compensation expense	3,983	4,631
Equity in (earnings) from equity-method investment	(475)	(396)
Provision for doubtful accounts	1,082	1,253
Non-cash changes in deferred rent	(555)	237
Deferred income taxes	(5,734)	471
Other, net	1,307	630
Changes in operating assets and liabilities:
Accounts receivable	(1,186)	(156)
Prepaid expenses, deposits and other assets	(2,282)	(2,577)
Accounts payable	(5,209)	8,147
Accrued liabilities	(247)	(1,216)
Deferred revenues	(970)	(907)
Accrued restructuring liability	(371)	(978)
Net cash flows provided by operating activities	28,630	39,602

Cash Flows from Investing Activities:
Purchases of property and equipment	(68,596)	(62,235)
Proceeds from disposal of property and equipment	54	51
Voxel acquisition, net of cash received	(27,723)	-
Maturities of investments in marketable securities	-	7,000
Net cash flows used in investing activities	(96,265)	(55,184)

Cash Flows from Financing Activities:
Proceeds from credit agreements	39,853	78,036
Principal payments on credit agreements	(1,000)	(78,750)
Payments of debt issuance costs	(253)	(518)
Payments on capital lease obligations	(1,190)	(446)
Proceeds from exercise of stock options	1,372	3,420
Tax withholdings related to net share settlements of restricted stock awards	(746)	(393)
Other, net	(135)	(125)
Net cash flows provided by financing activities	37,901	1,224
Effect of exchange rates on cash and cash equivalents	(76)	14
Net decrease in cash and cash equivalents	(29,810)	(14,344)
Cash and cash equivalents at beginning of period	59,582	73,926
Cash and cash equivalents at end of period	$29,772	$59,582

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) excluding restructuring and impairments, stock-based compensation and certain items management considers non-recurring.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010
(Loss) income from operations (GAAP)	$(939)	$(425)	$239
Stock-based compensation	994	1,090	1,080
Depreciation and amortization, including amortization of acquired technologies	11,333	10,522	8,644
Loss (gain) on disposal of property and equipment, net	-	(47)	109
Restructuring and impairments	1,217	123	210
Adjusted EBITDA (non-GAAP)	$12,605	$11,263	$10,282

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Net income (loss) (GAAP)	$ 4,198	$ (1,788)	$ (429)
Restructuring and impairments	1,217	123	210
Stock-based compensation	994	1,090	1,080
Deferred income tax benefit related to Voxel	(6,140)	-	-
Normalized net income (loss) (non-GAAP)	269	(575)	861

Normalized net income allocable to participating securities (non-GAAP)	(5)	-	(19)
Normalized net income (loss) available to common stockholders (non-GAAP)	$ 264	$ (575)	$ 842

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,229	50,217	50,061
Participating securities (GAAP)	1,046	1,074	1,103
Diluted (GAAP)	50,679	50,217	50,061
Add potentially dilutive securities	-	-	436
Less dilutive effect of stock-based compensation under the treasury stock method	(107)	-	(267)
Normalized diluted shares (non-GAAP)	50,572	50,217	50,230

Income (loss) per share (GAAP):
Basic and diluted	$ 0.08	$ (0.04)	$ (0.01)

Normalized net income (loss) per share (non-GAAP):
Basic	$ 0.01	$ (0.01)	$ 0.02
Diluted	$ 0.01	$ (0.01)	$ 0.02

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Revenues:
Data center services	$35,316	$34,114	$31,732
IP services	27,484	27,900	28,227
Total	62,800	62,014	59,959

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	20,164	20,480	19,529
IP services	9,760	10,307	10,979
Total	29,924	30,787	30,508

Segment Profit:
Data center services	15,152	13,634	12,203
IP services	17,724	17,593	17,248
Total	$32,876	$31,227	$29,451

Segment Margin:
Data center services	42.9%	40.0%	38.5%
IP services	64.5%	63.1%	61.1%
Total	52.4%	50.4%	49.1%